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                                                                   EXHIBIT 99.9


ASSIGNMENT AGREEMENT ENTERED INTO THIS 15TH DAY OF AUGUST, 1996, BY AND BETWEEN DSC, SA DE C.V., HEREIN REPRESENTED BY MESSRS. BERNARDO DOMINGUEZ CERECERES AND JORGE LOPEZ NUNEZ (HEREINAFTER REFERRED TO AS "DSC"), AS ASSIGNOR, AND INTERNATIONAL REALTY GROUP, INC., HEREIN REPRESENTED BY MR. RICHARD BRADBURY (HEREINAFTER REFERRED TO AS "IRG"), AS ASSIGNEE, WITH THE CONSENT OF CLUSTER INMOBILIARIA DE IXTAPA, S.A. DE C.V., HEREIN REPRESENTED BY MESSRS. BERNARDO DOMINGUEZ CERECERES AND JORGE LOPEZ NUNEZ (HEREINAFTER REFERRED TO AS "DEBTOR") UNDER THE FOLLOWING STATEMENTS AND CLAUSES:

                                  STATEMENTS



I.-    DSC states that:

a) It is a Mexican corporation duly incorporated and validly existing under Mexican law.

b) After closing certain negotiations with Nacional Financiera ("NAFIN"), a Mexican governmental development bank, DSC acquired secured indebtedness enforceable against DEBTOR, for an amount of U.S. $5,628,426.00 dollars, as of June 30, 1996 or the amount of Max $42,671,349.00 pesos (hereinafter the "Indebtedness").

c) As a consequence of certain corporate and financial transactions (the "Transaction") between DSC and IRG, IRG will acquire the ownership of DEBTOR, and therefore, it is the will of DSC to assign the Indebtedness to IRG hereunder.

II.-   IRG states that:

a) It is an American corporation duly incorporated and validly existing under the laws of Delaware.

b) It is acquainted with transaction by means of which DSC acquired the Indebtedness from NAFIN.

c) As a consequence of the Transaction, it is the will of IRG to acquire the Indebtedness from DSC hereunder.

                                   CLAUSES


FIRST.-       DSC hereby assigns to IRG the Indebtedness, free of any lien or encumbrance, as a consequence of the agreements undertaken by the parties under the Transaction.

SECOND.-      DEBTOR hereby grants its consent for the assignment referred to in the above clause.
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THIRD.-      IRG hereby acknowledges it is acquainted with the terms and conditions agreed between DSC and DEBTOR in regard with the Indebtedness, and hereby undertakes them.

FOURTH.-     The parties hereto agree that the assignment of the Indebtedness shall be effective as of August 19, 1996. This document should be superseded with a more detailed description of all rights and obligations derived from the document evidencing the Indebtedness.

FIFTH.-       For any communications the parties wish or have to give each other in connection herewith, they designate the following as their addresses:

              DSC and DEBTOR           IRG


              Monterrey 150            111 Northwest 183 Street, Suite 350
              Cel. Roma                Miami, Florida  33169
              Mexico City 06700        Att'n:  Mr. Richard Bradbury
              Att'n: Mr. Pablo Macedo

SIXTH.-       For any controversy that may arise between the parties hereto, in connection herewith, they expressly submit themselves to the laws and courts of Mexico City, waiving to any other jurisdiction they may be entitled to for any reason.

This agreement is entered into by and between the parties in Mexico City.

DSC., S.A. DE. C.V.,                    INTERNATIONAL REALTY GROUP, INC.


/s/ Bernardo Dominguez C.                /s/ Richard Bradbury
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                 CLUSTER INMOBILIARIA DE IXTAPA, SA. DE C.V.


                          /s/ Bernardo Dominguez C.
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